# EMPLOYMENT AGREEMENT

**THIS EMPLOYMENT AGREEMENT** (this "Agreement") is made as of **June 1, 2021**, by and between Piezo Motion [Corp.], a Delaware corporation (Employer"), and Bonnie-Jeanne Gerety (the "Executive"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Section 9.

WHEREAS, Employer and Executive mutually desire to enter into an agreement containing the terms and conditions pursuant to which Employer will employ Executive;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Employment. Employer agrees to employ Executive, and Executive accepts such employment, upon the terms and conditions set forth in this Agreement for the period beginning on the effective date of this Agreement (the "Effective Date") and ending at the end of the term or upon the termination of employment pursuant to Section 4 (the "Employment Period").

2. Position and Duties.

(a) During the Employment Period, Executive shall serve as the Chief Financial Officer of Employer and shall have the normal duties, responsibilities and authority implied by such position, and such other activities commensurate with such office as are reasonably directed by the Chief Executive Officer, subject in each case to the power of the Chief Executive Officer to expand, limit or otherwise alter such duties and responsibilities and to otherwise override actions of officers.

(b) Executive shall report to the Chief Executive Officer, and shall devote Executive's best efforts and full business time and attention to the business and affairs of the Employer Group. Executive shall perform Executive's duties, responsibilities and functions for the Employer Group hereunder during Employer's regular business hours (and outside of such hours to the extent necessary) to the best of Executive's abilities in a diligent, trustworthy, professional and efficient manner and shall comply with the Employer Group's policies and procedures in all material respects. During the Employment Period, Executive shall not serve as an officer, director, employee, consultant or advisor of, or perform services with or without compensation for, any other Person without the prior written consent of the Chief Executive Officer; provided that Executive may serve on the board of directors of educational and other non-profit organizations so long as such activities do not interfere with Executive's employment or in any way directly or indirectly compete with the business of any member of the Employer Group.

3. Salary and Benefits.

(a) Commencing on the Effective Date and continuing until a Separation, Employer will pay Executive a base salary at a rate of $180,000 per annum (the "Annual Salary"). The Annual Salary shall be payable by Employer in regular installments in accordance with Employer's general payroll practices in effect from time to time. During the period beginning on the Effective Date and ending December 31, 2021, the Annual Salary shall be pro-rated on an annualized basis. In addition, during the Employment Period, Executive shall be entitled to participate in all of Employer's employee benefit programs for which senior executive employees of Employer and its Subsidiaries are generally eligible. The Chief Executive Officer, or in the future if required, the Piezo Motion Corp. Board, (the "Board") or the Board's Compensation Committee (the "Committee") will review the Annual Salary. If Employer merges, becomes a public entity or is listed on NASDAQ, the annual basis of compensation shall be

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reviewed by the parties in good faith taking into account salaries for commensurate positions at comparable companies. Executive is eligible for issuances of equity based on Employer's performance and Executive's individual performance, subject to approval by the Board of Directors (it being understood that such review and consideration shall in no way require an actual increase or issuance).

(b) During the Employment Period, Employer shall reimburse Executive for all reasonable business expenses incurred by Executive in the course of performing Executive's duties and responsibilities under this Agreement which are consistent with Employer's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to Employer's requirements with respect to reporting and documentation of such expenses.

(c) During the Employment Period, Executive may be eligible to receive an annual discretionary bonus payment under Employer's annual bonus plan, as may be in effect from time to time (the "Annual Bonus") based on an initial target bonus opportunity that is 20% of the Annual Salary (payable in equity or cash at the discretion of Employer), upon the attainment of one or more pre-established performance goals established by the Chief Executive Officer, Board or the Committee in its sole discretion. The Annual Bonus may be reviewed as part of the compensation review stated in 3(a) and, if issued, shall be payable in the fiscal year following the year to which such bonus relates, but in no event later than thirty (30) days following certification by the Chief Executive Officer of the level of achievement of the pre-established performance goals (if applicable).

(d) All amounts payable to Executive as compensation hereunder shall be subject to all required and customary withholding by Employer.

4. Term.

(a) Employer agrees to employ Executive pursuant to the terms of this Agreement, and Executive agrees to be so employed commencing on the Effective Date and continuing until terminated by (i) Executive's death or Disability, (ii) Executive's resignation, or (iii) the Employer for any reason (with or without Cause).

(b) If the Employment Period is terminated (i) upon Executive's resignation with Good Reason or (ii) by Employer without Cause, then, during the six (6) month period commencing on the Separation Date (the "Severance Period"), then Employer shall pay to Executive during the Severance Period an amount equal to 50% of the Annual Salary, payable in equal installments on Employer's regular salary payment dates as in effect on the date of Separation but in no event less frequently than monthly. Notwithstanding anything herein to the contrary, Executive shall not be entitled to receive any payments pursuant to this Section 4(b) unless Executive has executed and delivered to Employer a general release in favor of Employer and its Affiliates in the form attached as Exhibit A (the "General Release") (and such release is in full force and effect and has not been revoked), which release shall be delivered by Executive within thirty calendar days after Executive's Separation Date. Executive shall not be entitled to any further payments from any member of the Employer Group, nor shall they have any further liability to Executive, except as expressly set forth in this Section 4(b) or in Section 4(c) below. Notwithstanding any other provision of this Agreement, if following the termination of the Employment Period, Executive is entitled to payments under this Section 4(b), but Employer later determines Executive has either 1) committed an action that would have justified a "For Cause" termination (whether the action occurred prior to or after termination) or, 2) has breached any of the provisions of the General Release or Section 5 or Section 6 hereof, Executive shall not be entitled to any further payments pursuant to this Section 4(b), any and all payments to be made by Employer or any Subsidiary pursuant to this Section 4(b) shall cease and any such payments previously made to Executive shall be returned immediately to Employer by Executive.

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(c) The parties acknowledge and agree that the Employment Period may also be terminated (i) by Executive without Good Reason, (ii) if the Employer elects to terminate Executive's employment with Cause, (iii) due to Disability, or (iv) upon Executive's death. Upon a termination of the Employment Period for any reason described in Section 4, Executive shall receive any Annual Salary and Bonus earned and unpaid through the Separation Date, unpaid vacation accrued through the Separation Date, and any reimbursement for any unreimbursed business expenses incurred through the Separation Date (the "Accrued Obligations") (it being understood and agreed that, except upon Executive's resignation with Good Reason or a termination of Executive by Employer without Cause, in which case Executive shall also be entitled to the payments set forth in Section 4(b) (subject to the conditions and limits therein), Executive shall not be entitled to any payments or other amounts other than the Accrued Obligations).

5. Confidential Information.

(a) Obligation to Maintain Confidentiality. Executive acknowledges that the terms of this Agreement and each of the other agreements contemplated hereby and thereby as well as the information, observations and data (including trade secrets) obtained by Executive during the course of Executive's employment with any member of the Employer Group (or any predecessor thereof) both before and after the date of this Agreement concerning the business or affairs of any member of the Employer Group ("Confidential Information") are the property of such member of the Employer Group, including information concerning acquisition opportunities of which Executive becomes aware during the Employment Period in the course and scope or Executive's employment with the Employer. Therefore, Executive agrees that Executive will not disclose to any unauthorized Person or use for Executive's own (or any other Person's) account any Confidential Information without the Board's written consent, unless and only to the extent that the Confidential Information (i) becomes generally known to and available for use by the public other than as a result of Executive's acts or omissions to act or (ii) is required to be disclosed pursuant to any applicable law or court order or decree (in which case Executive shall give prior written notice, if practicable, to the Employer of such disclosure). Executive shall take reasonable and appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. Notwithstanding anything to the contrary contained in this Section 5, Executive shall be permitted to disclose the terms of this Agreement to legal counsel, tax and financial planners, and immediate family who agree to keep it confidential and as necessary to enforce this Agreement. Executive shall deliver to Employer at a Separation, or at any other time Employer may request, all memoranda, notes, plans, records, reports, computer files, disks, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Third Party Information, Work Product (as defined below) or the business of such member of the Employer Group (including, without limitation, all acquisition prospects, lists and contact information) which Executive may then possess or have under Executive's control.

(b) Ownership of Property. Executive acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to any member of the Employer Group's actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by any member of the Employer Group (or any predecessor), whether before or after the date of this Agreement (including any of the foregoing that constitutes any proprietary information or records) ("Work Product"), belong to such member of the Employer Group, and Executive hereby assigns, and agrees to assign, all of the above Work Product to Employer or to such member of the Employer Group. Any copyrightable work prepared in whole or in part by Executive in the course of Executive's work for any of the foregoing entities shall be deemed a "work

compensation under Code Section 409A payable on account of a "separation from service" shall not be made until the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such "separation from service" of Executive, and (B) the date of Executive's death (the "Delay Period") to the extent required under Code Section 409A. Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 8 shall be paid to Executive in a lump sum, and all remaining payments due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(c) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a "separation from service" from Employer within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a "termination," "termination of employment" or like terms shall mean "separation from service."

(d) For purposes of Code Section 409A, Executive's right to receive any installment payment pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

(e) Notwithstanding any other provision to the contrary, in no event shall any payment under this Agreement that constitutes "deferred compensation" for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A.

(f) Notwithstanding any other provision to the contrary, to the extent that any reimbursement (including expense reimbursements), fringe benefit or other, similar plan or arrangement in which Executive participates during the term of Executive's employment under this Agreement or thereafter provides for a "deferral of compensation" within the meaning of Code Section 409A, (i) the amount eligible for reimbursement or payment under such plan or arrangement in one calendar year may not affect the amount eligible for reimbursement or payment in any other calendar year (except that a plan providing medical or health benefits may impose a generally applicable limit on the amount that may be reimbursed or paid), (ii) subject to any shorter time periods provided herein or the applicable plans or arrangements, any reimbursement or payment of an expense under such plan or arrangement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (iii) the right to any reimbursement or in-kind benefit may not be subject to liquidation or exchange for another benefit.

9. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

"Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, or (b) as to a corporation, each director and officer thereof, and as to a partnership, each general partner thereof, and as to a limited liability company, each managing member or similarly authorized Person thereof (including officers), and as to any other entity, each Person exercising similar authority to those of a director or officer of a corporation.

"Cause" means (i) being charged by a Governmental Entity with the commission of a felony or a crime involving moral turpitude or involving dishonesty, disloyalty or fraud, (ii) the Board has determined that Executive has committed an act (or grossly negligent omission) involving dishonesty, disloyalty or fraud with respect to any member of the Employer Group or any of their customers, suppliers, licensors, licensees, employees or other business relation and which the Board has reasonably concluded has, or is reasonably likely to have, a material negative effect upon such member of the Employer Group,

protectable interest in protecting its confidential information and its customer, referral source, employee, and other business relationships and that this Section 6 is intended to protect those interests. Therefore, Executive agrees that, without limiting any other obligation pursuant to this Agreement:

(a) Noncompetition. Beginning on the Effective Date and continuing during the Employment Period and ending twelve (12) months following the Separation Date (the "Restricted Period"), Executive shall not, and shall cause Executive's Affiliates not to (and shall not otherwise assist any other Person to), directly or indirectly, own any interest in, manage, control, participate in (whether as an owner, operator, manager, consultant, officer, director, employee, investor, lender, agent, representative or otherwise), consult with, render services for or otherwise engage in any business or entity which directly or indirectly engages in any business that any member of the Employer Group conducts or proposes to conduct during the Employment Period[, including but not limited to the development, provision, implementation, marketing and/or sale of piezo motors within the United States, Canada and any other geographical area in which any member of the Employer Group has engaged at any time during the Employment Period, and or has taken direct steps to engage as of the Separation Date (the "Restricted Business"); provided that the ownership of less than 1% of the outstanding stock of any publicly traded corporation shall not in and of itself be deemed to be engaging in the Restricted Business solely by reason thereof so long as Executive has no active participation in the business of such corporation.

(b) Nonsolicitation. Executive agrees that, during the Restricted Period, Executive shall not, and shall cause Executive's Affiliates not to (or to otherwise assist any other Person to), directly or indirectly (a) induce or attempt to induce any employee or independent contractor of any member of the Employer Group to leave the employ or engagement of the Employer Group, or in any way interfere with the relationship between any member of the Employer Group and any of their respective employees or independent contracts, (b) hire or otherwise retain any person who was an employee of any member of the Employer Group as of the date of Separation or at any time during the one year period prior to the date of Separation or (c) induce or attempt to induce any customer, supplier, insurance underwriter, licensor, lessor or other business relation of any member of the Employer Group (or any prospective customer, supplier, insurance underwriter, licensor, lessor or other business relation with which any member of the Employer Group has entertained discussions regarding a prospective business relationship) to cease or refrain from doing business with any member of the Employer Group, or in any way interfere with the relationship (or prospective relationship) between any such customer, supplier, insurance underwriter, licensor, lessor or other business relation and any member of the Employer Group (including, without limitation, making any negative statements or communications about any member of the Employer Group or any of their respective equityholders, directors, officers or employees).

(c) Non-Disparagement. Executive shall not, directly or indirectly, make disparaging remarks about Employer, any member of the Employer Group or any of their respective Affiliates, which is reasonably likely to result in any harm to the business or reputation of Employer, any member of the Employer Group or any of their respective Affiliates.

(d) Enforcement. If, at the time of enforcement of Section 5 or this Section 6, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to confidential information, the parties hereto agree that the Employer Group would be irreparably harmed by, and money damages would be an inadequate remedy for, any breach of Section 5 or this Section 6. Therefore, in the event of such a breach or such a threatened breach of this Agreement, any Person that is part of the Employer Group and/or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply

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to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

(e) Additional Acknowledgments. Executive acknowledges that the provisions of this Section 6 are in consideration of: (i) employment with Employer and (ii) good and valuable consideration as set forth in this Agreement. In addition, Executive agrees and acknowledges that none of the restrictions contained in Section 6 preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive's ability to earn a living. In addition, Executive acknowledges (x) that the business of the Employer Group will be conducted throughout the United States and other jurisdictions where the Employer Group conducts business during the Employment Period, (y) notwithstanding the state of organization or principal office of any member of the Employer Group, or any of their respective executives or employees (including the Executive), it is expected that the Employer Group will have business activities and have valuable business relationships within its industry throughout the United States, and certain other international jurisdictions where the Employer Group conducts business during the Employment Period, and (z) as part of Executive's responsibilities, Executive will be traveling throughout the United States and other jurisdictions where the Employer Group conducts business during the Employment Period in furtherance of Employer's business and its relationships. Executive agrees and acknowledges that the potential harm to the Employer Group of the non-enforcement of any provision of Section 6 outweighs any potential harm to Executive of its enforcement by injunction or otherwise. Executive acknowledges that Executive has carefully read this Agreement and consulted with legal counsel of Executive's choosing regarding its contents, has given careful consideration to the restraints imposed upon Executive by this Agreement and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Employer Group now existing or to be developed in the future. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

7. Executive's Representations. Executive hereby represents and warrants to Employer that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other Person, (iii) upon the execution and delivery of this Agreement by Employer, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms and (iv) Executive is a resident of the State of Georgia. Executive hereby acknowledges and represents that Executive has consulted with independent legal counsel regarding Executive's rights and obligations under this Agreement and that Executive fully understands the terms and conditions contained herein, and Executive is not subject to any pending, or to Executive's knowledge any threatened, lawsuit, action, investigation or proceeding involving Executive's prior employment or consulting work or the use of any information or techniques of any former employer or contracting party.

8. Deferred Compensation Matters.

(a) The intent of the parties is that payments and benefits under this Agreement comply with or otherwise be exempt from Code Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be either exempt from or in compliance therewith. In no event whatsoever shall Employer be liable for any additional tax, interest or penalty that may be imposed on Executive by Code Section 409A or damages for failing to comply with Code Section 409A.

(b) Notwithstanding any other payment schedule provided herein to the contrary, if Executive is deemed on the date of termination to be a "specified employee" within the meaning of that term under Code Section 409A(a)(2)(B), then any payment under Section 4 that is considered deferred

compensation under Code Section 409A payable on account of a "separation from service" shall not be made until the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such "separation from service" of Executive, and (B) the date of Executive's death (the "Delay Period") to the extent required under Code Section 409A. Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 8 shall be paid to Executive in a lump sum, and all remaining payments due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(c) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a "separation from service" from Employer within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a "termination," "termination of employment" or like terms shall mean "separation from service."

(d) For purposes of Code Section 409A, Executive's right to receive any installment payment pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

(e) Notwithstanding any other provision to the contrary, in no event shall any payment under this Agreement that constitutes "deferred compensation" for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A.

(f) Notwithstanding any other provision to the contrary, to the extent that any reimbursement (including expense reimbursements), fringe benefit or other, similar plan or arrangement in which Executive participates during the term of Executive's employment under this Agreement or thereafter provides for a "deferral of compensation" within the meaning of Code Section 409A, (i) the amount eligible for reimbursement or payment under such plan or arrangement in one calendar year may not affect the amount eligible for reimbursement or payment in any other calendar year (except that a plan providing medical or health benefits may impose a generally applicable limit on the amount that may be reimbursed or paid), (ii) subject to any shorter time periods provided herein or the applicable plans or arrangements, any reimbursement or payment of an expense under such plan or arrangement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (iii) the right to any reimbursement or in-kind benefit may not be subject to liquidation or exchange for another benefit.

9. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

"Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, or (b) as to a corporation, each director and officer thereof, and as to a partnership, each general partner thereof, and as to a limited liability company, each managing member or similarly authorized Person thereof (including officers), and as to any other entity, each Person exercising similar authority to those of a director or officer of a corporation.

"Cause" means (i) being charged by a Governmental Entity with the commission of a felony or a crime involving moral turpitude or involving dishonesty, disloyalty or fraud, (ii) the Board has determined that Executive has committed an act (or grossly negligent omission) involving dishonesty, disloyalty or fraud with respect to any member of the Employer Group or any of their customers, suppliers, licensors, licensees, employees or other business relation and which the Board has reasonably concluded has, or is reasonably likely to have, a material negative effect upon such member of the Employer Group,

(iii) substantial and repeated failure to perform duties as reasonably directed by the Board and/or Executive's direct reports (if any), (iv) gross negligence, willful misconduct or breach of fiduciary duty with respect to any member of the Employer Group or any of their customers, suppliers, licensors, licensees, employees or other business relation, (v) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other conduct causing any member of the Employer Group substantial public disgrace or disrepute or substantial economic harm, (vi) any breach by Executive of any of the terms or representations contained in this Agreement (including without limitation of Section 5 or Section 6 hereof), and/or (vii) a material failure to observe policies or standards regarding employment practices (including, without limitation, nondiscrimination and sexual harassment policies) as approved by the Board from time to time; provided, however, that the events described in the foregoing clause (iii) shall not constitute Cause unless Employer shall have notified Executive in writing describing, in reasonable detail, the events which constitute Cause and, to the extent practicable, the conduct required to cure such Cause (if such Cause if capable of being cured) and then only if Executive shall have failed to cure such events within 30 days after Executive's receipt of such written notice.

"Disability" means the disability of Executive caused by any physical or mental injury, illness or incapacity as a result of which Executive is, or is reasonably expected to be, unable to effectively perform the essential functions of Executive's duties with or without a reasonable accommodation for a continuous period of more than 90 days or for any 180 days (whether or not continuous) within a 365 day period, as determined by the Board in good faith; provided that if any such Disability would not be a "disability" within the meaning of Code Section 409A, no payment shall be made hereunder as a result of any such Disability that would be deferred compensation for purposes of Code Section 409A. Executive shall cooperate in all respects with Employer if a question arises as to whether Executive has become disabled (including, without limitation, submitting to reasonable examinations by one or more medical doctors and other health care specialists selected by the Board and authorizing such medical doctors and other health care specialists to discuss Executive's condition with the Board).

"Employer Group" means Employer and each of its direct and indirect parents and Subsidiaries.

"Good Reason" shall mean (i) a diminution in the Annual Salary by an amount in excess of 10%; (ii) a requirement that Executive report to any person other than the Board or the Chief Executive Officer; (iii) a material breach by the Company of this Agreement or any other agreement between Executive and the Company or any of its Affiliates; and (iv) a relocation of Executive's principal place of employment to a location that is more than 50 miles from Atlanta, Georgia (it being understood and agreed that Executive's role will require travel, including travel to the Company's current office location in Sarasota, Florida and such required travel shall in no event constitute Good Reason); provided that no resignation hereunder shall constitute resignation for Good Reason unless: (A) Executive gives written notice of the event constituting Good Reason within 30 days of the occurrence of such event, (B) Employer fails to cure such event, if curable, within 30 days of the receipt of such notice, and (C) Executive delivers written notice of resignation within 30 days of the expiration of the cure period described in (B).

"Governmental Entity" means the United States of America or any other nation, any state or other political subdivision thereof (including counties, parishes, cities, and other municipalities), or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government or any agency or department or subdivision of any governmental authority, including the United States federal government or any state or local government.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a Governmental Entity.

"Separation" means Executive ceasing to be employed by any member of the Employer Group for any reason.

"Separation Date" means the date on which Separation becomes effective.

"Subsidiaries" means any corporation or other entity of which (i) the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body is, and/or (ii) 50% or more of the capital stock of such corporation or other entity is, at the time of determination, owned by Employer, directly or through one of more Subsidiaries.

10. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express courier service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iv) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

If to Employer:

Piezo Motion Corp.
6700 Professional Parkway
Sarasota, Florida 34240
Attention: Chief Executive Officer

If to Executive:

Bonnie-Jeanne Gerety
5255 South Trimble Rd.
Atlanta, GA 30342

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

11. General Provisions.

(a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(b) Complete Agreement. This Agreement, including Exhibit A which is incorporated by reference, embodies the complete agreement and understanding among the parties and supersedes and

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preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(c) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(d) Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile or electronic transmission in pdf format), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive and Employer and their respective successors and assigns, provided that Executive may not assign Executive's rights or delegate Executive's duties or obligations hereunder without the prior written consent of Employer.

(f) Applicable Law. The laws of the State of Delaware will govern all other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(g) MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

(h) Consent to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE LOCATED IN WILMINGTON, DELAWARE, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY'S RESPECTIVE ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN DELAWARE WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE LOCATED IN WILMINGTON, DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD

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OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(i) Executive's Cooperation. During the Employment Period and thereafter, Executive shall cooperate, with each member of the Employer Group in any disputes with third parties, internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by Employer (including, without limitation, Executive being available to Employer upon reasonable notice for interviews and factual investigations, appearing at Employer's request to give testimony without requiring service of a subpoena or other legal process, volunteering to Employer all pertinent information and turning over to Employer all relevant documents which are or may come into Executive's possession, all at times and on schedules that are reasonably consistent with Executive's other permitted activities and commitments). In the event Employer requires Executive's cooperation in accordance with this paragraph after the Employment Period, Employer shall reimburse Executive solely for reasonable travel expenses (including lodging and meals) upon submission of receipts.

(j) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of Section 5 or Section 6 of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of those provisions of this Agreement.

(k) Non-Exclusivity. The rights and remedies of the Employer Group hereunder are not exclusive of or limited by any other rights or remedies that the Employer Group or any of its Affiliates may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

(l) Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of Employer and Executive, and except as expressly provided herein, no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, Employer's right to terminate the Employment Period for Cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

(m) Insurance. Employer, at its discretion, may apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered advisable. Executive agrees to cooperate in any medical or other examination, supply any information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance.

(n) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which Employer's primary executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(o) Indemnification and Reimbursement of Payments on Behalf of Executive. The Employer Group shall be entitled to deduct or withhold from any amounts owing from the Employer Group to Executive (including withholding shares in the case of issuances of equity by Employer or any of its Affiliates) any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes

("Taxes") imposed with respect to Executive's compensation or other payments from Employer or any of its Affiliates or Executive's ownership interest in Employer or any of its Affiliates (including, without limitation, wages, bonuses, distributions, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity). In the event any such deductions or withholdings are not made, Executive shall indemnify Employer and each of its Affiliates for (i) any amounts paid with respect to any such Taxes and (ii) to the extent such deductions or withholdings are not made as a result of any action, misstatement and/or omission made by Executive or its representatives, any interest, penalties and related expenses thereto.

(p) Termination. This Agreement (except for the provisions of Sections 2 and 3) shall survive a Separation and shall remain in full force and effect after such Separation for specified periods or, if no period is specified for all periods of limitation.

(q) Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(r) Corporate Opportunity. Executive shall submit to the Board all business, commercial and investment opportunities, and all offers presented to Executive or of which Executive becomes aware at any time during the Employment Period, which relate to the business of the Employer Group ("Corporate Opportunities"). Unless approved by the Board, Executive shall not accept or pursue, directly or indirectly, any Corporate Opportunities on Executive's own behalf.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

**PIEZO MOTION CORP.**

By: ______________________
Name:
Its:

______________________
Bonnie-Jeanne Gerety

EXHIBIT A
FORM OF GENERAL RELEASE

## GENERAL RELEASE

I, _________________, in consideration of and subject to the performance by Piezo Motion Corp. (together with its Subsidiaries, the "Company"), of its obligations under Section 4(b) of the Employment Agreement, dated as of [•] (the "Agreement"), do hereby release and forever discharge as of the date hereof the Company and its respective affiliates and direct and indirect parents and subsidiaries and all present, former and future directors, officers, agents, representatives, employees, successors and assigns of the Company and its affiliates and direct and indirect parents and subsidiaries and direct or indirect owners (collectively, the "Released Parties") to the extent provided herein (this "General Release"). The Released Parties are intended third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

1. I understand that any payments or benefits paid or granted to me under Section 4(b) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 4(b) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates.

2. Except as provided in paragraph 4 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company and/or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, ever had, now have, or hereafter may have, by reason of any matter, cause, or thing whatsoever, from the beginning of my initial dealings with the Company to the date of this General Release, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to my employment relationship with Company, the terms and conditions of that employment relationship, and the termination of that employment relationship (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters) (all of the foregoing collectively referred to herein as the "Claims"). I understand and intend that this General Release constitutes a general release of all claims and that no

reference herein to a specific form of claim, statute or type of relief is intended to limit the scope of this General Release.

3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5. I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the foregoing, I acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding.

6. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event that I should bring a Claim seeking damages against the Company, or in the event that I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim, or of any facts that could give rise to a claim, of the type described in paragraph 2 as of the execution of this General Release.

7. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

8. I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys' fees, and return all payments received by me pursuant to the Agreement on or after the termination of my employment.

9. I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel that I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone. The Company agrees to disclose any such information only to any tax, legal or other counsel of the Company or as required by law.

PS

10. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), or any other self-regulatory organization or governmental entity.

11. I represent that I am not aware of any Claim by me, and I acknowledge that I may hereafter discover Claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.

12. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

13. Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. This General Release constitutes the complete and entire agreement and understanding among the parties, and supersedes any and all prior or contemporaneous agreements, commitments, understandings or arrangements, whether written or oral, between or among any of the parties, in each case concerning the subject matter hereof.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(i) I HAVE READ IT CAREFULLY;

(ii) I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990, AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(iii) I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(iv) I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(v) I HAVE HAD AT LEAST [21][45] DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED [21][45]-DAY PERIOD;

(vi) I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME

EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(vii) I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(viii) I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

SIGNED:______________________________ DATE:__________________

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